Maiden Holdings, Ltd. First Quarter 2025 Investor Presentation May 2025

Investor Disclosures 2 Forward Looking Statements This presentation contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on Maiden Holdings, Ltd.’s (the “Company”) future developments and their potential effects on the Company including the consummation of the business combination with Kestrel Group LLC ("Kestrel"), as described in the Company's Form 10-K (the "Transaction"), the expected time period to consummate the business combination, and the anticipated benefits of the business combination. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A, Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 10, 2025. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law. Any discrepancies between the amounts included in this presentation and amounts included in the Company’s Form 10-Q for the period ended March 31, 2025, filed with the SEC are due to rounding. Non-GAAP Financial Measures In addition to the Summary Consolidated Balance Sheets and Consolidated Statements of Income, management uses certain key financial measures, some of which are non-GAAP measures, to evaluate the Company's financial performance and the overall growth in value generated for the Company’s common shareholders. Management believes that these measures, which may be defined differently by other companies, explain the Company’s results to investors in a manner that allows for a more complete understanding of the underlying trends in the Company’s business. The non-GAAP measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. See the Appendix of this presentation for a reconciliation of the Company’s non-GAAP measures to the nearest GAAP measure.

Maiden Holdings – Q1 2025 Key Messages

- **Combination with Kestrel Group expected to realize strategic pivot to fee-based model**
  - Pending divestiture of IIS platform extends strategy shift
- **Both transactions navigating regulatory approval process and the Company presently targets completing both of these transactions during the second quarter of 2025**
  - Maiden shareholders approved all proposals related to Kestrel transaction on April 29
- **Non-recurring and non-operational items impacted Maiden Q1 2025 results**
  - Strategic initiatives driving higher expenses in Q1 – will recur in Q2 2025 as both transactions are completed
  - Significant weakening of U.S. dollar resulted in foreign exchange losses
  - Adjustment of $1.2 million in net investment income due to contractual reductions regarding the timing of paid loss settlements in 2024
  - Small profit on an adjusted basis
- **Effort to reduce alternative asset portfolio ongoing with anticipated reductions in Q2**
  - Alternative portfolio returns still on track to achieve expected returns despite Q1 decline
  - Including subsequent transactions finalized since Q1, completed investments totaling distributions of $188.1m have produced pro forma IRR of 12.3% and MOIC of 1.30X
    - Includes $13.6m in potential estimated additional value to be received from sale of USQ Risk in addition to $4.3m received in May 2025
  - Active process to complete additional transactions ongoing

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MAIDEN HOLDINGS, LTD.

Maiden Holdings Business Strategy 4 • We create shareholder value by actively managing and allocating our assets and capital o We leverage our deep knowledge of the insurance and related financial services industries into ownership and management of businesses and assets with the opportunity for increased returns o Our strategy allows us to more flexibly allocate capital to activities we believe will produce the greatest returns for our common shareholders • Strategic pivot away from asset management to fee-based strategy imminent with Kestrel transaction and IIS divestiture transactions presently expected to close in Q2 2025 o Transaction expected to enable more predictable areas of revenue and profit to emerge  Expect to supplement platform by deploying reinsurance capacity from Maiden Reinsurance on selective basis o Entered into a Stock Purchase Agreement to sell Maiden LF and Maiden GF to UK-based acquirer • Recent strategic focus led by asset management now de-emphasized o Alternative asset portfolio reduced and active process to further divest assets continues although process may occur over extended period – no new commitments made or expected o Completed investments have exceeded target returns to date o Capital management remains viable particularly if exaggerated share price weakness persists • We believe these areas of strategic focus will enhance our profitability o We believe our strategic pivot increases the likelihood of fully utilizing the significant tax NOL carryforwards which would create additional common shareholder value

Maiden Holdings Q1 2025 Financial Overview

- **Adjusted book value $1.42 per share as of March 31, 2025 represents true economic value Maiden – does not consider impacts of combination with Kestrel**
  - Q1 loss primarily the result of higher non-recurring operating expenses due to Kestrel combination, foreign exchange losses due to significant weakening of U.S. dollar
  - On adjusted basis, modest Q1 profit of $0.6m
  - Reported book value per common share lower at $0.38 per share as of March 31, 2025
    - See Q1 results recap starting on slide 10
- **Favorable PPD of $12.4m in Q1 2025 driven by amortization of LPT/ADC deferred gain**
  - Q1 2025 amortization of deferred gain as income of $5.9m along with LPT/ADC recoveries from Enstar of $28.2m
  - Deferred gain of $104.0m or $1.04 per share at 3/31/2025 will be recognized as GAAP income over time as LPT/ADC recoveries are received, subject to reinsurance contract and relevant GAAP accounting rules
- **Investment results decreased to $3.6m in Q1 2025 compared to $17.1m in Q1 2024**
  - Q1 2025 investment results were driven by lower investment income on the fixed maturity & alternative asset portfolios, negative equity pick-ups on certain equity method investments in the alternative asset class, and lower realized/unrealized investment gains from investments particularly in the private equity & private credit asset classes
  - Decreased Q1 2025 investment results also reflect the ongoing run-off of liabilities and decreases made to the alternative investment portfolio
  - Q2 investment results should strengthen based on recent asset sales and absence of non-recurring items
- **Deferred tax asset of $1.68 per share not yet recognized in book value**
  - $460.8m in NOL carryforwards at 3/31/2025 – $81.0m or 17.6% have no expiry date
  - On pro forma basis factoring in Kestrel transaction, unrecognized deferred tax asset is $1.08 per share

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** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

MAIDEN HOLDINGS, LTD.

Q1 2025 Asset Management Update 6 *Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein NM – Not Meaningful Gross Investment Return (TTM) 31-Mar-25 31-Dec-24 YTD Change Fixed Income AFS and cash 4.7% 246,728$ 267,348$ (20,620)$ Loan to related party 6.4% 128,118$ 167,975$ (39,857)$ Funds wi thheld receivable 1.6% 12,606$ 12,650$ (44)$ Total Fixed Income 4.9% 387,452$ 447,973$ (60,521)$ Alternative Investments Priva te Equity 8.9% 58,922$ 58,031$ 890$ Priva te Credit -2.9% 1,808$ 1,909$ (100)$ Alternatives -4.7% 103,597$ 104,790$ (1,193)$ Venture Capita l 4.3% 26,196$ 23,533$ 2,663$ Real Es tate -0.2% 63,726$ 63,187$ 538$ Total Alternative Investments 0.7% 254,249$ 251,450$ 2,799$ Total Investable Assets 3.3% 641,701$ 699,423$ (57,722)$ Investable Assets

Q1 2025 Asset Management Update

Performance of Investable Assets	Fixed Income		Alternative Investments	
For the Three Months Ended March 31	2025	2024	2025	2024
Gross Returns	3.4%	5.2%	1.3%	13.6%
Net Returns	3.3%	5.2%	1.4%	13.4%

1. Fixed income includes AFS securities, cash, restricted cash, funds withheld, and loan to related party.

2. Alternative investments include other investments, equity securities, and equity method investments.

3. Change in accumulated other comprehensive income ("AOCI") excludes unrealized FX gains and losses.

4. Average invested assets is the average of the amounts disclosed in our quarterly U.S. GAAP consolidated FS

Fixed Income

- **Fixed income returns primarily driven by QTD income from AFS securities of $2.1m and AmTrust loan of $0.6m**
  - Short portfolio duration of 0.9 years well positioned for current credit market volatility
  - Higher yields on cash equivalents and floating rate CLOs are offsetting the impact of shrinking fixed income portfolio
- **Fixed income portfolio continues to decrease in size as AmTrust liabilities continue to run off**
  - FWH asset fully exhausted in Q3 2024
  - Proceeds from the Q3 alternative investment sales invested in short-term investment grade fixed income securities
- **Floating rate securities compose $191.2m or 47.1% of fixed income investments which is reducing interest rate risk**
  - $63.1m or 15.5% are CLOs which may be credit sensitive
    - Average CLO rating is AA+ with 93.3% rated AAA
    - EUR CLOs of $63.1m yield is 3.4%
  - $128.1m or 31.5% is floating rate loan to related party and was priced at Fed Funds rate + 150 basis points to 3/31/2025
    - Yield of related party loan decreased to 5.8% during Q1 2025
    - Spread reduced by 50 bps as part of 1/1/25 loan amendment

Alternative Investments

- **Alternative investments increased by 1.1% to $254.2m at 3/31/2025 compared to $251.4m at 12/31/2024**
  - Q1 change primarily as a result of contributions to certain alternative and venture capital investments, offset by negative equity adjustments on certain investments in the alternative asset class
- **The trailing twelve-month total investment return for the alternative asset portfolio is 0.7%**
  - Still on track to exceed long-term benchmark returns (cost of debt capital) with completed returns exceeding benchmark
  - Q2 2025 asset sales expected to increase returns
  - See slides 9-10 for return trends and performance by asset class
- **Q1 2025 total gross returns on alternative investments of $0.8m vs. $10.8m for Q1 2025**
  - Smaller asset base as a result of 2024 sales, particularly in private credit reduced investment income by $2.3m
  - Net realized and unrealized gains declined by $5.8m due to reduced asset base and unrealized losses on select private equity investments
  - Certain negative equity pick-ups on investments in the alternative asset class further decreased returns by $3.1m
- **Accounting for alternative assets may be impacted by Kestrel transaction**
  - Certain alternative and real estate investments comprising 56.7% of the alternative asset portfolio currently not marked to fair value
  - Accounting for select investments may change post-closing of Kestrel transaction

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** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

MAIDEN HOLDINGS, LTD.

Alternative Investment Returns Remain Above Targets 8 *Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein Total Investment Returns (TTM) • Including deals finalized since Q1, realized portfolio has produced a pro forma ITD IRR and MOIC of 12.3% and 1.30x, respectively on total completed investments with ITD distributions of $188.1m • Includes $13.6m in potential estimated additional value to be received from sale of USQ Risk in addition to $4.3m received in May 2025 • 2025 total investment return (TTM) on the portfolio was 3.3%, down from 6.7% in Q1 2024 o The decrease in total investment returns was primarily driven by realized losses from Q3 sales of alternative assets related to strategic pivot along with related investment expenses, lower income from the fixed maturity portfolio, and certain negative equity pick-ups from equity method investments in the alternative asset class • 2025 total investment returns (TTM) on the alternative & fixed income portfolios were 0.7% (vs. 11.0% in Q1 2024) and 4.9% (vs. 4.9% in Q1 2024), respectively

Alternative Investment Returns Continue to Build

Alternative Investment Performance by Asset Class

Asset Class	31-Mar-25	Total		Direct		Fund	
		IRR	MOIC	IRR	MOIC	IRR	MOIC
Private Equity	$ 58,922	10.5%	1.36x	10.4%	1.42x	10.8%	1.25x
Private Credit	$ 1,808	5.3%	1.11x	12.3%	1.21x	5.0%	1.10x
Hedge Funds	$ -	5.2%	1.12x	5.2%	1.12x	-	-
Alternatives	$ 103,597	2.9%	1.08x	3.0%	1.08x	-12.3%	0.83x
Venture Capital	$ 26,196	7.9%	1.22x	12.0%	1.45x	-2.5%	0.95x
Real Estate	$ 63,726	-3.1%	0.93x	-3.1%	0.93x	-	-
Total	$ 254,249	4.9%	1.12x	4.2%	1.11x	6.3%	1.12x

Note - IRR refers to the Internal Rate of Return & MOIC refers to the Multiple on Invested Capital

Alternative Investment Highlights

- **Active portfolio has produced an ITD IRR and MOIC of 2.8% and 1.08x, respectively – unaudited pro forma Ranger Bermuda TopCo balance sheet at fair value has produced an ITD IRR and MOIC of 7.2% and 1.21x**
  - 56.7% of our total alternative investments as of 3/31/2025, primarily in the Alternatives and Real Estate asset classes, do not reflect any returns to date based on the development stage of these investments - returns on these investments are expected to increase in the future as the investments mature
  - Excluding investments still carried at cost, active alternative investments have produced an IRR of 8.8% with an MOIC of 1.21x as of 3/31/2025
- **For the trailing twelve months ended March 31, 2025, total gross return on the alternative investment portfolio was $2.1m, primarily driven by realized & unrealized gains on certain private equity investments, offset by realized losses on the sales of private credit investments and certain negative equity pick-ups on equity method investments in the alternative asset class**
  - See Form 10-Q for further important details on alternative investment portfolio and related returns

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**Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

MAIDEN HOLDINGS, LTD.

Maiden Holdings – Q1 2025 Results Recap

($ millions, except per share amounts)	Q1 2025	Q1 2024	Comments
Net Income and Per Share Data			
GAAP Net Loss Attributable to Common Shares Per common share	$(8.6) $(0.09)	$1.5 $0.01	• Summary GAAP and Non-GAAP Financial Measures in Appendix
Key Income Statement Details			
Underwriting Income (Loss)	$7.5	$(7.5)	• Underwriting income in Q1 2025 the result of favorable development on prior year reserves of $12.4m compared to adverse development of $6.6m in Q1 2024 • AmTrust segment contributed 63.1% of the favorable development in Q1 2025. • See slide 11 for detail on prior period loss development
Investment Results	$3.6	$17.1	• Net investment income lower at $3.0m in Q1 2025 vs. $7.7m in Q1 2024 due to: 1) lower income earned on the AmTrust loan with decreased $2.5m, 2) lower funds withheld income which decreased $0.8m, 3) lower income on alternative assets which decreased $0.9m, and 4) lower income on AFS securities which decreased $0.4m • Realized and unrealized gains of $3.3m in Q1 2025 vs. $8.8m in Q1 2024 mainly attributable to lower realized and unrealized gains on assets in the private equity & private credit asset classes the result of ongoing sales of alternative assets in 2024 and 2025 – gains should increase in Q2 due to subsequent event transactions • Loss from equity method investments of $2.7m vs. income of $0.6m in Q1 2024 mainly attributable to certain negative equity pick-ups on investments in the alternative asset class of $3.3m
Operating Expenses	$10.8	$8.1	• Q1 2025 included $2.8m in non-recurring expenses related to various strategic initiatives • Excluding non-recurring expenses, Q1 2025 operating expenses were only $0.3m or 3.3% higher in Q1 2025 compared to Q1 2024. Majority of these expenses were related to higher legal fees for ongoing litigation and claims disputes partly offset by lower compensation costs.
Foreign Exchange/Other (Losses) Gains	$(7.4)	$2.1	• FX loss in Q1 2025 due to significant USD weakening relative to EUR and GBP vs U.S. dollar strengthening in Q1 2024 which resulted to FX gain

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

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MAIDEN HOLDINGS, LTD.

Q1 2025 UW Results and Loss Development

For The Three Months Ended	Q1 2025	Q1 2024	Variance
Diversified Reinsurance	$ 2,254	$ (272)	$ 2,526
AmTrust Reinsurance	5,200	(7,252)	12,452
Underwriting loss	**$ 7,454**	**$ (7,524)**	**$ 14,978**

LOSS DEVELOPMENT

(in thousands ('000))

QTD	Mar-25	Mar-24	Variance
Diversified			
GLS	$ (2,535)	$ (522)	$ (2,013)
IIS	(151)	352	(503)
Motors	(1,871)	(485)	(1,386)
Run-Off	-	-	-
Favorable	**(4,557)**	**(655)**	**(3,902)**
AmTrust			
Masters QS	(1,655)	5,000	(6,655)
Hospital Liability	27	2,535	(2,508)
LPT/ADC with Enstar	(6,176)	(317)	(5,859)
(Favorable) unfavorable	**(7,804)**	**7,218**	**(15,022)**
Total (favorable) unfavorable	**$ (12,361)**	**$ 6,563**	**$ (18,924)**

- **Q1 2025 underwriting income of $7.5m vs. loss of $7.5m in Q1 2024**
  - Favorable prior year loss development of $12.4m in Q1 2025 vs. $6.6m of adverse prior year loss development in Q1 2024
  - AmTrust Reinsurance segment had favorable loss development of $7.8m in Q1 2025 vs. adverse development of $7.2m in Q1 2024
    - **Included in the PPD development is deferred gain amortization from LPT/ADC Agreement of $5.9m that was recognized in the quarter as cumulative paid losses exceed the Agreement retention**
    - **The deferred gain amortization is recorded as an offset against incurred losses**
    - **Favorable credit loss movement of $0.3m on Enstar LPT/ADC recoverable also included in Q1 2025 PPD**
    - **Maiden recovered $28.2m from Enstar in Q1 2025**
    - **Q1 2025 PPD favorable development also includes $1.7m from UK Structural Defect due to the true up of premium estimates**
  - Diversified Reinsurance segment reported favorable loss development of $4.6m in Q1 2025 vs. $0.7m in Q1 2024
    - **Favorable development primarily from GLS from pending commutation and Motors credit loss movement**

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MAIDEN HOLDINGS, LTD.

Q1 2025 Capital Management Update • MRL owned 31.0% of Maiden common shares as of March 31, 2025, but after April 29 shareholder vote, MRL voting power is no longer limited to 9.5% voting power per amended Maiden bye-laws o Shareholders approved the removal of 9.5% voting limitation at the recent shareholders' meeting o Common shares owned by MRL eliminated for accounting and financial reporting purposes on the Company’s consolidated financial statements and presented as treasury shares o Per share computations reflect elimination of MHLD common shares owned by MRL of 44,750,678 as of March 31, 2025 • As combination with Kestrel approaches, will evaluate long-term approach to balance sheet management as part of its overall strategy – growth a key focus o Significant Board authorization remains for both common shares and senior notes to cover both open market purchases and privately negotiated trades o $68.1 million and $99.9 million in authorization available for common share and senior note repurchases, respectively, as of May 9, 2025 • Maiden capital management activity was limited in Q1 2025 o In connection with the pending transaction with Kestrel, the open market 10b5-1 repurchase program has been suspended and will remain so through transaction closing o Repurchased 367,878 common shares at an average price per share of $0.80 from employees, which represent tax withholding in respect of tax obligations on the vesting of non-performance-based restricted shares. 12 * Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein

Maiden Holdings, Ltd. First Quarter 2025 Investor Presentation - Appendix Financial Data for Period Ended March 31, 2025

Summary Consolidated Balance Sheet 14 (1) Please refer to the Non-GAAP Financial Measures on slide 28 for additional information on this non-GAAP financial measure.

Summary Consolidated Statements of Income 15

Segment Information 16 In thousands ('000's) (3)(4) Please refer to the Non-GAAP Financial Measures on slide 28 for additional information on these non-GAAP financial measures.

Segment Information 17 In thousands ('000's) (3)(4) Please refer to the Non-GAAP Financial Measures on slide 28 for additional information on these non-GAAP financial measures.

Non-GAAP Financial Measures 18 (5)(6) Please refer to the Non-GAAP Financial Measures on slides 28-29 for additional information on these non-GAAP financial measures.

Non-GAAP Financial Measures 19 (3)(9) Please refer to the Non-GAAP Financial Measures on slides 28-29 for additional information on these non-GAAP financial measures.

Non-GAAP Financial Measures 20 (2)(7)(8) Please refer to the Non-GAAP Financial Measures on slides 28-29 for additional information on these non-GAAP financial measures.

Non-GAAP Financial Measures 21

Non-GAAP Financial Measures 22